SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 14, 1999


                             INTERNET HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)


UTAH                             0-26886                          13-3758042
(State or Other                  (Commission                      (Employer
Jurisdiction)                    File Number)                     Identification
                                                                  Number)


        c/o Beckman, Millman & Sanders, LLP, 116 John Street, Suite 1313,
                               New York, NY 10038
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (212) 406-4700

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On October 25, 1999 Internet Holdings, Inc. (the "Company") raised $50,000 through the issuance of a Convertible Loan Note (the "Note"). The Note was offered pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated by the Securities and Exchange Commission ("Regulation S"). The purpose of this funding was to enable the Company to file all outstanding reports required by the Securities Exchange Act of 1934, as amended, and to search for suitable acquisition candidates in the internet related fields. The Note carries interest at 5.5% per annum capitalized monthly in arrears until the Note is redeemed or converted. The Note is redeemable on demand by the Note holder or is convertible upon demand by the Note holder into common stock in the Company at the rate of $0.25 per share. The subscribers to the Note are corporations or individuals who are "Accredited Investors" and who are not "U.S. Persons" as such terms are defined under Regulation S.

ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

     Number            Description
     ------            -----------

     4.1 Form of Convertible Loan Note issued by the Company to Palamon (Gestion) S.A., dated January 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            INTERNET HOLDINGS, INC.


Date: January 7, 2000                     By:   /s/ Christopher J. Wilkes
                                                --------------------------------
                                            Name: Christopher J. Wilkes
                                            Title:  President